Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of January 17, 2023, is entered into by and among Ross Acquisition Corp II, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “SPAC”), APRINOIA Therapeutics Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), Aprinoia Therapeutics Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“PubCo”), and Ross Holding Company LLC, a Cayman Islands limited liability company (“Sponsor”) of SPAC. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, the Sponsor is currently the record owner of 8,625,000 SPAC Class B Ordinary Shares (together with the SPAC Class A Ordinary Shares to be issued upon conversion of such SPAC Class B Ordinary Shares and the PubCo Ordinary Shares to be issued in exchange for such SPAC Class A Ordinary Shares in the Initial Merger, the “Sponsor Shares”) and 5,933,333 privately issued warrants of SPAC entitling the Sponsor to purchase one (1) SPAC Class A Ordinary Share at a price of $11.50 per SPAC Class A Ordinary Share (the “Sponsor Warrants” and, together with the SPAC A Ordinary Shares to be issued upon exercise of the Sponsor Warrants, the Sponsor Shares, and any other equity securities of SPAC that the Sponsor holds of record, or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, the “Covered Securities”);

WHEREAS, concurrently herewith, SPAC, the Company, PubCo, Merger Sub 1, Merger Sub 2, and Merger Sub 3 have entered into the Business Combination Agreement, pursuant to which, among other things, the Mergers will be consummated; and

WHEREAS, as a condition and inducement to the willingness of SPAC, PubCo and the Company to enter into the Business Combination Agreement, PubCo, SPAC, the Company and the Sponsor are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, PubCo, SPAC, the Company and the Sponsor hereby agree as follows:

1.          Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 9, Sponsor, in its capacity as a shareholder of SPAC, irrevocably and unconditionally agrees that at a meeting of SPAC’s shareholders to be convened for the purpose of obtaining the requisite SPAC Shareholders Approval in connection with the Transactions or any other meeting of SPAC’s shareholders with respect to the Transactions (whether annual or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), such Sponsor shall:

(a)          if and when such meeting is held, appear at such meeting in person or by proxy or otherwise cause the Covered Securities, which are entitled to vote, to be counted as present thereat for the purpose of establishing a quorum;

(b)          vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of the Covered Securities, which are entitled to vote, owned as of the record date for such meeting in favor of the SPAC Shareholders Approval and any other matters necessary or reasonably requested by SPAC for consummation of the Transactions, including any actions necessary to effectuate the matters contemplated by the SPAC Shareholders Approval;

(c)          vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of the Covered Securities, which are entitled to vote, owned as of the record date for such meeting against any change in the business, management or board of directors of SPAC;

(d)          vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of such Covered Securities, which are entitled to vote, owned as of the record date for such meeting against a SPAC Acquisition Proposal or any other transaction involving SPAC that would be reasonably likely to, in any material respect, impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Initial Merger, or any other Transaction, or change in any manner the voting rights of any class of SPAC’s share capital; and

(e)          in any other circumstances upon which a consent or other approval is required under SPAC’s Organizational Documents or otherwise sought in furtherance of the Transactions, vote, consent or approve (or cause to be voted, consented or approved) all of the Covered Securities owned at such time, which are entitled to vote, in favor thereof.

The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Mergers or any action described above is recommended by the board of directors of SPAC or any committee thereof or the board of directors of SPAC or any committee thereof has previously recommended the Mergers or such action but changed its recommendation.

2.          Surrendered Sponsor Shares. Sponsor hereby acknowledges and agrees that, immediately preceding the Sponsor Share Conversion (and for the avoidance of doubt, on the Business Day prior to the Closing Date and prior to the Initial Merger), it shall automatically surrender for no consideration 3,018,750 SPAC Class B Ordinary Shares and that from and after such time such surrendered shares shall be deemed to be cancelled and no longer outstanding on the books of SPAC and no Person shall have any further right with respect thereto.

3.          Sponsor Earn Out.

(a)          Sponsor agrees that, immediately following the Sponsor Share Conversion and the Initial Merger Effective Time but prior to the Second Merger Effective Time, (x) an aggregate of 3,450,000 PubCo Ordinary Shares held by Sponsor shall be registered in the name of the Sponsor and shall be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens and (y) an aggregate of 2,156,250 PubCo Ordinary Shares registered in the name of the Sponsor (the securities in clause (y), the “Sponsor Earn-Out Shares”) shall have the Legend affixed to them and be held subject to the terms and conditions of this Section 3 but shall, in all other respects be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens.

(b)          Legends. During the Earnout Lock-Up Period, each certificate or book entry position statement evidencing Sponsor Earn-Out Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF JANUARY 17, 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH SPONSOR SUPPORT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c)          Procedures Applicable to the Sponsor Earn-Out Shares.

(i)           As soon as practicable, and in any event within five (5) Business Days after the occurrence of a Triggering Event (as defined below), PubCo shall remove, or cause to be removed, the Legend from the books and records of PubCo evidencing the Sponsor Earn-Out Shares with respect to which a Triggering Event has occurred and such shares shall no longer be subject to any of the terms of this Section 3 (any such removal of the Legend and other restrictions, a “Release”).

(ii)          Sponsor shall not Transfer any Sponsor Earn-Out Shares until the date on which the relevant vesting triggers have been satisfied as described in Section 3(d) below, provided however, that the Sponsor may Transfer Sponsor Earn-Out Shares to any direct or indirect beneficial owner of Sponsor or any Affiliate thereof, provided, further, that any such permitted transferee must enter into a written agreement agreeing to be bound by the provisions of this Agreement.

(iii)          Any Sponsor Earn-Out Shares not eligible to be Released in accordance with the terms of Section 3(d) or Section 3(f) on or before the fifth (5th) anniversary of the Closing Date (the period commencing on the Closing Date and ending on such date, the “Earnout Lock-Up Period”) shall be automatically surrendered for no consideration to PubCo upon the expiration of such Earnout Lock-Up Period and canceled (such shares, “Forfeited Shares”) and Sponsor shall not have any rights with respect thereto.

(d)          Release of Sponsor Earn-Out Shares. The Sponsor Earn-Out Shares shall be Released as follows (each, a “Triggering Event”):

(i)          If, at any time during the Earnout Lock-Up Period, the VWAP of PubCo Ordinary Shares is equal to or greater than $12.50 for any 20 Trading Days within any period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “First Triggering Event Date”), one-half (1/2) of the Sponsor Earn-Out Shares (the “First Earn-Out Shares”) shall be Released and no longer be subject to surrender conditions provided in this Section 3  as of the First Triggering Event Date.

(ii)          If, at any time during the Earnout Lock-Up Period, the VWAP of PubCo Ordinary Shares is equal to or greater than $15.00 for any 20 Trading Days within any period of 30 consecutive Trading Days (the date when the foregoing is first satisfied, the “Second Triggering Event Date”), one-half (1/2) of the Sponsor Earn-Out Shares shall be Released and no longer be subject to the surrender conditions provided in this Section 3 as of the Second Triggering Event Date.

(e)          If the Second Triggering Event Date occurs at a time when the First Earn-Out Shares have not been Released, then all of the Sponsor Earn-Out Shares shall immediately be Released and no longer be subject to the surrender conditions provided in this Section 3 as of the Second Triggering Event Date.

(f)          In the event that there is a PubCo Change of Control during the Earnout Lock-Up Period, any Sponsor Earn-Out Shares that have not previously been Released pursuant to a Triggering Event shall be deemed to have been Released immediately prior to the closing of such PubCo Change of Control, and the holder of any Sponsor Earn-Out Shares shall be eligible to participate in such PubCo Change of Control with respect to such Sponsor Earn-Out Shares on the same terms, and subject to the same conditions, as apply to the holders of PubCo Ordinary Shares generally. Upon the consummation of a PubCo Change of Control, the Earnout Lock-Up Period shall terminate.

(g)          The PubCo Ordinary Share price targets set forth in Section 3(d) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to PubCo Ordinary Shares occurring on or after the Closing. For the avoidance of doubt, prior to the expiration of the Earnout Lock-Up Period, Sponsor shall be entitled to vote and receive dividends with respect to its Sponsor Earn-Out Shares until such shares are deemed Forfeited Shares.

4.          Waiver of Anti-Dilution Protection. Sponsor hereby irrevocably but conditioned upon the consummation of the Mergers and the filing of the PubCo Articles, (i) agrees that pursuant to Section 2.01(b) of the Business Combination Agreement, on the Business Day prior to the Closing Date and prior to the Initial Merger, each issued and outstanding SPAC Class B Ordinary Share, after giving effect to the surrender of SPAC Class B Ordinary Shares pursuant to Section 2 herein, shall be converted automatically into one (1) SPAC Class A Ordinary Share (the “Sponsor Share Conversion”), and (ii) waives any adjustment to the Sponsor Share Conversion pursuant to the Initial Conversion Ratio (as such term is deﬁned in the SPAC Articles) to which it would otherwise be entitled pursuant to Article 17 (Class B Ordinary Share Conversion) of the SPAC Articles and any other anti-dilution rights or protections with respect to the Sponsor Share Conversion resulting from the Transactions.

5.          No Redemption. Sponsor agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause SPAC to redeem any Covered Securities, or submit or surrender any of the Covered Securities for redemption (save for the surrender of SPAC Class B Ordinary Shares pursuant to Section 2), in connection with the Transactions.

6.          Consent to Disclosure. Sponsor hereby consents to the publication and disclosure in the Joint Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, the Company or PubCo to any Governmental Authority or to security holders of SPAC) of the Sponsor’s identity and beneficial ownership of Sponsor Shares and Sponsor Warrants and the nature of the Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC, the Company or PubCo, a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by SPAC, the Company or PubCo for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7.          Investor Rights Agreement. On the Closing Date, Sponsor shall deliver to SPAC, the Company, and PubCo, a duly executed copy of the Investor Rights Agreement.

8.          No Inconsistent Agreements. Sponsor hereby covenants and agrees that Sponsor shall not, at any time prior to the Termination Date (as defined below), (i) enter into any voting agreement or voting trust with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to Section 1 of this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to Section 1 of this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

9.          Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the termination of the Business Combination Agreement, in accordance with its terms or (ii) the time this Agreement is terminated upon the mutual written agreement of SPAC, the Company and the Sponsor (the earliest such date under clause (i) or (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 12 to 27 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

10.          Representations and Warranties of the Sponsor. Sponsor hereby represents and warrants to the Company and SPAC as follows:

(a)          Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by this Agreement, that certain letter agreement, dated as of March 16, 2021, by and between SPAC and Sponsor (the “Insider Letter”), the Investors’ Rights Agreement, and Permitted Liens. As of the date hereof, other than the Covered Securities, Sponsor does not own beneficially or of record any share capital of SPAC (or any securities, including warrants exercisable, convertible or exchangeable into share capital of SPAC).

(b)          Sponsor (i) except as provided in this Agreement and the Insider Letter, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities, which are entitled to vote, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c)          Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sponsor and constitutes a valid and binding agreement of Sponsor enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)          Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Sponsor from, or to be given by Sponsor to, or be made by Sponsor with, any Governmental Entity in connection with the execution, delivery and performance by Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Mergers and the other Transactions.

(e)          The execution, delivery and performance of this Agreement by Sponsor do not, and the consummation of the transactions contemplated hereby or the Mergers and the other Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Sponsor (if Sponsor is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Sponsor pursuant to any Contract binding upon Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 10(d), under any Law to which Sponsor is subject, or (iii) any change in the rights or obligations of any party under any Contract legally binding upon Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other Transactions.

(f)          As of the date of this Agreement, there is no action, proceeding or investigation pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor that questions the beneficial or record ownership of the Covered Securities, that would reasonably be expected to question the validity of this Agreement or to prevent or materially impair, enjoin or delay the ability of Sponsor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g)          Sponsor understands and acknowledges that SPAC, PubCo, and the Company are entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of Sponsor contained herein.

(h)          Except as described in the SPAC Disclosure Letter, no investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Sponsor, on behalf of Sponsor.

11.          Certain Covenants of the Sponsor. Except in accordance with the terms of this Agreement, Sponsor hereby covenants and agrees as follows:

(a)          Sponsor shall not, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Mergers, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Laws or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), enter into any Contract or option with respect to the Transfer of any of the Covered Securities or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any of the Covered Securities; (ii) publicly announce any intention to effect any transaction specified in clause (i) or (iii) take any action that would make any representation or warranty of Sponsor contained herein untrue or incorrect or have the effect of preventing or disabling Sponsor from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 11(a) shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 11(a) with respect to the Covered Securities shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Sponsor.

(b)          Sponsor hereby authorizes SPAC to maintain a copy of this Agreement at either the executive office or the registered office of SPAC.

(c)          Sponsor shall not commence, join in, facilitate, assist or encourage, and shall take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of the Company, SPAC or any of their respective successors or assigns, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement.

12.          Confidentiality. Sponsor shall be bound by and comply with Section 12.13 (Confidentiality) of the Business Combination Agreement (and any relevant definitions contained in such provision) as if Sponsor was an original signatory to the Business Combination Agreement with respect to such provision.

13.          Further Assurances. From time to time, at SPAC’s or the Company’s request and without further consideration, Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Sponsor further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against SPAC, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the Transactions.

14.          Changes in Share Capital. In the event of a share split, capitalization or distribution, or any change in SPAC’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Sponsor Shares” and “Covered Securities” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

15.          Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by SPAC, PubCo, the Company, and the Sponsor. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 15 or Section 16, as applicable.

16.          Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

17.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Sponsor, to:

Ross Holding Company, LLC
1 Pelican Lane
Palm Beach, Florida 33480
Attention: Wilbur L. Ross and Nadim Qureshi
Email: [***] and [***]

If to SPAC, to:

Ross Acquisition Corp II
1 Pelican Lane
Palm Beach, Florida 33480
Attention: Wilbur L. Ross and Nadim Qureshi
Email: [***] and [***]

with a required copy (which shall not constitute notice) to:

White & Case LLP
111 South Wacker Drive, Suite 5100
Chicago, Illinois 60606
Attention: Gary Silverman
E-mail: Gary.Silverman@whitecase.com

If to the Company, to:

245 Main Street, 3rd Floor,
Cambridge, MA 02142
Attention: JANG Ming-Kuei
Email: [***]

with a required copy (which shall not constitute notice) to:

Cooley HK
35th Floor, Two Exchange Square
8 Connaught Place
Central, Hong Kong
Attention: Will H. Cai
E-mail: wcai@cooley.com

If to the PubCo, to:

245 Main Street, 3rd Floor,
Cambridge, MA 02142
Attention: JANG Ming-Kuei
Email: [***]

And

Ross Acquisition Corp II
1 Pelican Lane
Palm Beach, Florida 33480
Attention: Wilbur L. Ross and Nadim Qureshi
Email: [***] and [***]

with a required copy (which shall not constitute notice) to:

White & Case LLP
111 South Wacker Drive, Suite 5100
Chicago, Illinois 60606
Attention: Gary Silverman
E-mail: Gary.Silverman@whitecase.com

with a second required copy (which shall not constitute notice) to:

Cooley HK
35th Floor, Two Exchange Square
8 Connaught Place
Central, Hong Kong
Attention: Will H. Cai
E-mail: wcai@cooley.com

18.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities of Sponsor. All rights, ownership and economic benefits of and relating to the Covered Securities of Sponsor shall remain vested in and belong to Sponsor, and neither SPAC nor the Company shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Sponsor or exercise any power or authority to direct Sponsor in the voting or disposition of any of the Covered Securities, except as otherwise provided herein.

19.          Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Business Combination Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Business Combination Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

20.          No Third-Party Beneficiaries. The Sponsor hereby agree that their representations, warranties and covenants set forth herein are solely for the benefit of SPAC and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Laws that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

21.          Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)          This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the Cayman islands are mandatorily applicable.

(b)          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

22.          Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided that Sponsor may assign this Agreement without prior written consent of the other parties if such assignment is the result of a Permitted Transfer to an Affiliate of Sponsor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 22 shall be null and void, ab initio.

23.          Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of SPAC, the Company or the Sponsor (or either of them) under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

24.          Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Sponsor’s obligations to vote its Covered Securities as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Laws or that an award of specific performance is not an appropriate remedy for any reason at Laws or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 24 shall not be required to provide any bond or other security in connection with any such injunction.

25.          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Laws, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under Laws, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under Laws, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

26.          Counterparts. This Agreement and any amendment hereto may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

27.          Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

28.          Capacity as Sponsor. Notwithstanding anything herein to the contrary, Sponsor signs this Agreement solely in Sponsor’s capacity as a shareholder of SPAC, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of Sponsor or any affiliate, employee or designee of Sponsor or any of its affiliates in his or her capacity, if applicable, as an officer or director of SPAC or any other Person.

29.          Sponsor Indemnity. For a period of six (6) years after the Closing Date, PubCo and the Company will indemnify, exonerate and hold harmless the Sponsor and its members, managers, officers and, if applicable, its and their permitted successors and assigns from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) (“Indemnified Liabilities”) incurred by the Sponsor on or after the date of this Agreement, arising out of any third-party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim relating to the Transactions which names the Sponsor as a defendant (or co-defendant) arising from the Sponsor’s ownership of equity interests of SPAC or its alleged, purported or actual control or ability to influence SPAC; provided, that the foregoing shall not apply to (i) any Indemnified Liabilities to the extent arising out of any breach by the Sponsor or its members, managers and officers, or, if applicable, its or their permitted successors and assigns, of this Sponsor Agreement or any other agreement between the Sponsor or its members, managers and officers, or, if applicable, its and their permitted successors and assigns, on the one hand, and PubCo, the Company or any of their subsidiaries, on the other hand, (ii) the willful misconduct, gross negligence or fraud of the Sponsor or its members, managers and officers or, if applicable, its and their respective successors and assigns, or (iii) Taxes.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

ROSS ACQUISTION CORP II

By:	/s/ Wilbur L. Ross, Jr.
	Name:	Wilbur L. Ross, Jr.
	Title:	President and Chief Executive Officer

COMPANY:

APRINOIA THERAPEUTICS INC.

By:	/s/ Jang, Ming-Kuei
	Name:	Jang, Ming-Kuei
	Title:	Director

PUBCO:

APRINOIA THERAPEUTICS HOLDINGS LIMITED

By:	/s/ Jang, Ming-Kuei
	Name:	Jang, Ming-Kuei
	Title:	Director

SPONSOR:

ROSS HOLDING COMPANY, LLC

By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

SCHEDULE A

Defined Terms

“PubCo Change of Control” means any transaction or series of related transactions (a) under which PubCo, directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of the assets, business or equity securities of another Person or (b) under which any Person(s) makes any equity or similar investment in PubCo, in each case, that results, directly or indirectly, in the shareholders of PubCo, as of immediately prior to such transaction holding, in the aggregate, less than 50% of the voting shares of PubCo (or any successor or parent company of PubCo) immediately after the consummation thereof (whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise).

“Trading Day” means any day on which PubCo Ordinary Shares are actually traded on the principal securities exchange or securities market on which such PubCo Ordinary Shares are then traded.

“VWAP” means, for any security as of any date(s), the volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

SCH A - 1